Filed Pursuant to Rule 424(b)(5)
File No. 333-185896

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 16, 2013

Preliminary Prospectus Supplement

(To Prospectus dated January 17, 2013)

Boston Private Financial Holdings, Inc.

Depositary Shares Each Representing a 1/40th

Interest in a Share of     % Non-Cumulative Perpetual Preferred Stock, Series D

We are offering              depositary shares, each representing a 1/40th ownership interest in a share of     % Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board. If declared, dividends will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, from the date of issuance at a rate of     % per annum, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2013. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a proportionate payment.

Dividends on the Preferred Stock will not be cumulative and will not be mandatory. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period.

We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2018, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), in either case, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) for the then-current dividend period prior to but excluding the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting Rights” on page S-24.

Neither the Preferred Stock nor the depositary shares are deposits or other obligations of a bank or are insured by the Federal Deposit Insurance Corporation or any other government agency.

We have applied to list the depositary shares on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BPFHP.” If the application is approved, trading of the depositary shares on NASDAQ is expected to commence within 30 days after the original issuance date of the depositary shares. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BPFH.”

Investing in our depositary shares involves risks. For a discussion of certain risks that you should consider in connection with an investment in the depositary shares, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, each of which is incorporated herein by reference, as amended (the “Exchange Act”), as well as the additional risk factors contained in this prospectus supplement beginning on page S-12.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”), on or about April     , 2013.

Joint Book-Running Managers

Goldman, Sachs & Co.	Keefe, Bruyette & Woods

A Stifel Company

The date of this prospectus supplement is April     , 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the base prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying base prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell the depositary shares and the Preferred Stock only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the depositary shares or the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying base prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the depositary shares or the Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, in any related prospectus and in information incorporated by reference into this prospectus supplement and any related prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors referenced herein under the section captioned “Risk Factors”; adverse conditions in the capital and debt markets and the impact of such conditions on our private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which we operate, including changes that adversely affect borrowers’ ability to service and repay our loans; changes in the value of securities in our investment portfolio; changes in loan default and charge-off rates; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; the risk that goodwill and intangibles recorded in our financial statements will become impaired; the risk that our deferred tax assets may not be realized; risks related to the identification and implementation of acquisitions; and changes in assumptions used in making such forward-looking statements; as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about the offering that is contained elsewhere or incorporated by reference in this prospectus supplement and is not intended to be complete. It does not contain all the information that may be important to you or that you should consider before deciding to invest in the depositary shares, and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents incorporated herein and therein by reference. You should pay special attention to the “Risk Factors” section of this prospectus supplement and contained in our Annual Report on Form 10-K for the year ended December 31, 2012 to determine whether an investment in the depositary shares is appropriate for you.

As used in this prospectus, the terms “Boston Private,” the “Company,” “we,” “our,” and “us” refer to Boston Private Financial Holdings, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the “Bank” refers to Boston Private Bank & Trust Company; the “Investment Managers” refers to Dalton, Greiner, Hartman, Maher & Co., LLC and Anchor Capital Advisors LLC; and the “Wealth Advisors” refers to KLS Professional Advisors Group, LLC and Bingham, Osborn & Scarborough, LLC. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

Boston Private Financial Holdings, Inc.

Overview

We were incorporated on September 2, 1987, under the laws of The Commonwealth of Massachusetts. On July 1, 1988, we registered with the Board of Governors of the Federal Reserve System, or the “Federal Reserve,” as a bank holding company under the Bank Holding Company Act of 1956, as amended, and became the parent holding company of Boston Private Bank & Trust Company, a trust company chartered by The Commonwealth of Massachusetts and insured by the Federal Deposit Insurance Corporation, or the “FDIC.”

We are a wealth management company that offers a full range of wealth management services to high net worth individuals, families, businesses, and select institutions through our three functional segments: Private Banking, Investment Management, and Wealth Advisory.

Our approach to the wealth management market is to create a financial umbrella that helps to preserve, grow, and transfer assets over the financial lifetime of a client through three financial disciplines: private banking, investment management and wealth advisory. Each reportable segment reflects the services provided by us to a distinct segment of the wealth management market as described below.

Private Banking

The Private Banking segment has one affiliate, Boston Private Bank & Trust Company, a trust company chartered by The Commonwealth of Massachusetts and insured by the FDIC. The Private Banking segment operates primarily in four geographic markets: New England, San Francisco Bay, Southern California, and the Pacific Northwest. In December 2012, the Bank entered into a definitive agreement to sell its three offices in the Pacific Northwest market.

The Bank currently conducts business under the name of Boston Private Bank & Trust Company in all of its markets. The Bank pursues private banking and community-oriented business strategies in its four geographic markets. The Bank is principally engaged in providing personal banking, commercial banking, and a variety of other fiduciary services including investment management, advisory, and administrative services to high net worth individuals, their families, small and medium-sized businesses and professionals. In addition, the Bank offers its clients a broad range of deposit and lending products.

Investment Management

The Investment Management segment has two consolidated affiliates: Dalton, Greiner, Hartman, Maher & Co., LLC and Anchor Capital Advisors LLC, both of which are registered investment advisers. The Investment Managers serve the needs of pension funds, endowments, trusts, foundations and select institutions, mutual funds and high net worth individuals and their families throughout the United States and abroad. The Investment Managers specialize in value-driven equity portfolios with products across the capitalization spectrum. The specific mix of products, services and clientele varies between affiliates. The Investment Managers are located in New England and New York, with one affiliate administrative office in South Florida.

Wealth Advisory

The Wealth Advisory segment has two consolidated affiliates: KLS Professional Advisors Group, LLC and Bingham, Osborn & Scarborough, LLC, both of which are wealth management firms and registered investment advisers. The Wealth Advisors provide comprehensive, planning-based financial strategies to high net worth individuals and their families, and non-profit institutions. The firms offer fee-only financial planning, tax planning and preparation, estate and insurance planning, retirement planning, charitable planning and intergenerational gifting and succession planning. The Wealth Advisors manage investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. The Wealth Advisors are located in New York, Southern California, and Northern California.

Recent Developments

On April 16, 2013, Boston Private announced its unaudited preliminary consolidated financial results for the first quarter of 2013. Net income for the first quarter of 2013 was $13.2 million compared to $9.5 million for the first quarter of 2012. Core fees and income for the first quarter of 2013 increased 14% year-over-year and 3% on a linked quarter basis. Assets under management increased 7% to $21.9 billion in the quarter, and 7% year-over-year. Net interest income in the first quarter was $44.3 million, down 3% from $45.5 million in the fourth quarter of 2012. On a year-over-year basis, net interest income declined 1% from $44.8 million in the first quarter of 2012.

The Offering

The following description contains basic information about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Preferred Stock, you should read “Description of Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement as well as “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying base prospectus. To the extent the following information is inconsistent with the information in the accompanying base prospectus, you should rely on the following information.

Issuer	Boston Private Financial Holdings, Inc.

Securities offered	depositary shares, each representing a 1/40th ownership interest in a share of % Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of Boston Private (the “Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Further issuances	We reserve the right to re-open this series of preferred stock and issue additional shares of the Preferred Stock and depositary shares representing the Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Preferred Stock, provided that any such additional shares of Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code and such additional shares of Preferred Stock are otherwise treated as fungible with the Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement.

Dividends	Dividends on the Preferred Stock will be payable quarterly in arrears on the dividend payment dates specified below, when, as and if declared by our board of directors or a duly authorized committee of the board and to the extent that we

have lawfully available funds to pay dividends, from and including the date of original issuance, at a rate of     % per annum. See also “—Dividend payment dates” below. Upon the payment of any dividends on the Preferred Stock, holders of the depositary shares will receive a related proportionate payment.

Dividends on the Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock for any dividend period, such dividend will not accumulate or be payable and will cease to accrue, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period. A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of Preferred Stock issued in connection with this offering will begin on and include the original issuance date of the Preferred Stock.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Dividend payment dates

Dividends on the Preferred Stock will be payable on March 15, June 15, September 15, and December 15 of each year, beginning on June 15, 2013 (each, a “dividend payment date”), when, as and if declared by our board of directors or a duly authorized committee of the board.

In the event any dividend payment date is not a business day (as defined under “Description of the Preferred Stock—Dividends”), the appropriate dividend will be paid on the first business day following that day without adjustment.

No maturity	The Preferred Stock will be perpetual and will have no maturity date.

Redemption	We may redeem the Preferred Stock at our option (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2018, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), in either case, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends for prior dividend periods and accrued but unpaid dividends (whether or not declared) for the then-current dividend period prior to but excluding the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation rights

In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock will be entitled to receive liquidating distributions of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Preferred Stock and any stock having the same rank as the Preferred Stock with respect to the distribution of assets, the holders of the Preferred Stock and that other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). After the holders of the Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Voting rights	Holders of Preferred Stock will not have voting rights, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock, certain dividend non-payments and as otherwise required by applicable law. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Preferred Stock.”

Ranking

The Preferred Stock will rank, as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up:

•      senior to our common stock and any other class or series we may issue in the future ranking junior to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up;

•      equally with the Company’s Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, Series B-1 Non-Cumulative Perpetual Contingent Preferred Stock and any series of preferred stock we may issue in the future ranking equal to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up; and

•      junior to any series of preferred stock we may issue in the future ranking senior to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up, and to all of our existing and future debt obligations.

Preemptive and conversion rights	Holders of the Preferred Stock will not have any preemptive or conversion rights.

Listing	We have applied to list the depositary shares on NASDAQ under the symbol “BPFHP.” If the application is approved, trading of the depositary shares on NASDAQ is expected to commence within 30 days after the original issuance date of the Preferred Stock.

Tax consequences	For discussion of the tax consequences relating to the depositary shares, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $         after deducting underwriting discount and commissions and estimated offering expenses.

We expect to use the net proceeds from this offering to repurchase all of the outstanding shares of our Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock held by BP Holdco, L.P. under a share repurchase agreement we entered into on the date of this prospectus supplement.

Risk factors	Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, transfer agent & registrar	Computershare Trust Company, N.A.

SUMMARY SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

The following is selected financial data for Boston Private for the years ended December 31, 2012, 2011, 2010, 2009 and 2008. The summary below should be read in conjunction with Boston Private’s consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus. All items presented below, for all years presented, have been adjusted for discontinued operations related to the divestiture of Davidson Trust Company (“DTC”) in 2012 and the five affiliates of Boston Private divested in 2009.

Selected Financial Data

	2012	2011	2010	2009	2008(1)
		(In thousands, except share data)
At December 31:
Total balance sheet assets	$6,465,005	$6,049,372	$6,153,901	$6,050,265	$7,283,848
Assets of discontinued operations	—	10,676	10,208	7,718	1,586,377
Loans held for sale	308,390	12,069	9,145	12,714	36,846
Total loans (excluding loans held for sale)	4,814,136	4,651,228	4,481,347	4,308,040	4,130,081
Allowance for loan losses	84,057	96,114	98,403	68,444	64,091
Cash and investments(2)	1,050,025	1,091,564	1,335,216	1,385,104	1,129,590
Goodwill and intangible assets	135,054	138,749	144,161	144,894	149,652
Deposits	4,885,059	4,530,411	4,486,726	4,255,219	3,748,912
Deposits held for sale	194,084	—	—	—	—
Borrowed funds	668,087	834,671	1,027,925	992,034	1,329,898
Total shareholders’ equity	603,102	566,125	518,878	651,154	648,676
Nonperforming assets	64,361	73,212	119,916	106,938	76,828
Net loans charged-off	(8,757)	(15,449)	(57,219)	(40,606)	(192,485)
Assets under management and advisory:
Private Banking	$3,941,000	$3,571,000	$3,592,000	$3,479,000	$3,253,000
Investment Management	8,444,000	7,594,000	8,140,000	7,048,000	6,381,000
Wealth Advisory	8,052,000	6,994,000	6,844,000	6,256,000	5,492,000
Inter-company relationships	(20,000)	(19,000)	(19,000)	(18,000)	(16,000)

Total assets under management and advisory	$20,417,000	$18,140,000	$18,557,000	$16,765,000	$15,110,000

For The Year Ended December 31:
Net interest income	$183,276	$178,954	$180,760	$159,520	$150,208
Provision for loan losses	(3,300)	13,160	87,178	44,959	196,643
Net interest income/ (loss) after provision for loan losses	186,576	165,794	93,582	114,561	(46,435)
Fees and other income	114,362	118,441	105,628	121,275	124,135
Operating expense	225,939	225,799	230,828	215,618	208,261
Restructuring expense	5,911	8,055	—	—	—
Impairment of goodwill and intangibles	—	—	—	(1)	133,202

Income/ (loss) from continuing operations before income taxes	69,088	50,381	(31,618)	20,219	(263,763)
Income tax expense/ (benefit)	20,330	14,280	(19,491)	1,762	(70,678)

Net income/ (loss) from continuing operations	48,758	36,101	(12,127)	18,457	(193,085)

Net income/ (loss) from discontinued operations	7,635	6,184	3,743	(9,448)	(191,316)

Less: Net income attributable to noncontrolling interests	3,122	3,148	2,586	3,778	4,351

Net income/ (loss) attributable to the Company	$53,271	$39,137	$(10,970)	$5,231	$(388,752)

(Continued)

	2012	2011	2010	2009	2008(1)
		(In thousands, except share data)
Per Share Data:
Total diluted earnings/ (loss) per share	$0.61	$0.46	$(0.29)	$(0.52)	$(8.87)
Diluted earnings/ (loss) per share from continuing operations	$0.52	$0.39	$(0.34)	$(0.38)	$(4.85)
Weighted average basic common shares outstanding	76,019,991	75,169,611	71,321,162	66,696,977	47,528,418
Weighted average diluted common shares outstanding	76,973,516	75,481,028	71,321,162	66,696,977	47,528,418
Cash dividends per share	$0.04	$0.04	$0.04	$0.04	$0.22
Book value per share(3)	$6.92	$6.51	$6.04	$6.51	$7.36

Selected Operating Ratios:
Return/ (loss) on average assets	0.84%	0.64%	-0.18%	0.09%	-5.55%
Return/ (loss) on average equity	9.18%	7.27%	-1.91%	0.81%	-61.50%
Net interest margin(4)	3.22%	3.25%	3.30%	3.09%	3.14%
Total fees and other income/total revenue(5)	38.42%	39.83%	36.88%	43.19%	45.25%

Asset Quality Ratios:
Nonaccrual loans (excluding loans held for sale) to total loans (excluding loans held for sale)	1.26%	1.46%	2.35%	2.01%	0.89%
Nonperforming assets to total assets	1.00%	1.21%	1.95%	1.77%	1.05%
Allowance for loan losses to total loans (excluding loans held for sale)	1.75%	2.07%	2.20%	1.59%	1.55%
Allowance for loan losses to nonaccrual loans (excluding loans held for sale)	1.38	1.41	0.93	0.79	1.74
Allowance for loan losses to classified loans (excluding loans held for sale)(6)	0.56	0.58	0.48	0.49	1.01

Other Ratios:
Dividend payout ratio	6.56%	8.70%	nm	nm	nm
Total equity to total assets ratio	9.33%	9.36%	8.43%	10.76%	8.91%
Tangible common equity to tangible assets ratio (non-GAAP)(7)	7.67%	7.37%	6.33%	6.66%	5.07%

nm—not meaningful

(1)	Earnings for 2008 were reduced by $115.3 million, or $2.43 per share, for the after-tax and noncontrolling interest impact of impairment charges at First Private Bank & Trust, Charter Private Bank, Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) and the Company; and by $124.3 million, or $2.61 per share, for the after-tax provisions for loan losses. These charges were slightly offset by the gains recognized, net of tax, of $14.2 million, or $0.30 per share, from the repurchase of the Company’s 3% Contingent Convertible Senior Notes due 2027. To determine net-of-tax amounts, an assumed effective tax rate of approximately 37% is used, except for the non-deductible impairment at the Private Banking affiliates and portions of the impairment at DGHM.
(2)	Cash and investments includes the following line items from the consolidated balance sheets: cash and cash equivalents, investment securities, and stock in Federal Home Loan Banks.
(3)	Book value per share is calculated by reducing the Company’s total equity by the preferred stock balance, then dividing that value by the total common shares outstanding as of the end of that period.
(4)	Net interest margin represents net interest income on a fully-taxable equivalent basis as a percent of average interest-earning assets.
(5)	Total revenue is defined as net interest income plus fees and other income.
(6)	Classified loans are defined as loans whose credit quality is substandard, doubtful, or loss.

(7)	The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets. The Company calculates tangible common equity by adjusting total shareholders’ equity to exclude goodwill, intangible assets, and, in 2008 and 2009, the equity from the TARP funding of $154 million, and to include the difference between maximum redemption value and value per Accounting Research Bulletin 51, Consolidated Financial Statements (“ARB 51”) for redeemable non-controlling interests. The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A reconciliation from the Company’s GAAP Total Shareholders’ Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

	2012	2011	2010	2009	2008
Total balance sheet assets	$6,465,005	$6,049,372	$6,153,901	$6,050,265	$7,283,848
LESS: Goodwill and intangible assets, net(a)	(135,054)	(145,600)	(151,212)	(150,117)	(178,543)

Tangible assets (non-GAAP)	$6,329,951	$5,903,772	$6,002,689	$5,900,148	$7,105,305

Total shareholders’ equity	$603,102	$566,125	$518,878	$651,154	$648,676
LESS: Goodwill and intangible assets, net(a)	(135,054)	(145,600)	(151,212)	(150,117)	(178,543)
TARP Funding	—	—	—	(154,000)	(154,000)
ADD: Difference between maximum redemption value of non-controlling interests and value under ARB 51	17,201	14,381	12,578	46,016	43,800

Total adjustments	(117,853)	(131,219)	(138,634)	(258,101)	(288,743)

Tangible Common Equity (non-GAAP)	$485,249	$434,906	$380,244	$393,053	$359,933

Total Equity/Total Assets	9.33%	9.36%	8.43%	10.76%	8.91%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.67%	7.37%	6.33%	6.66%	5.07%

(a)	Includes goodwill and intangible assets of divested affiliates for years 2011 - 2008.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred dividends for the periods shown.

	2012	2011	2010	2009	2008(1)
Ratios of earnings to fixed charges
Including interest on deposits	2.51	1.87	0.62	1.15	—
Excluding interest on deposits	3.46	2.53	0.32	1.28	—

Ratios of earnings to fixed charges and preferred dividends
Including interest on deposits	2.49	1.86	0.57	1.08	—
Excluding interest on deposits	3.41	2.50	0.28	1.14	—

(1)	The aggregate deficiency during the twelve months ended December 31, 2008, both including and excluding interest on deposits, was $265.1 million for both earnings to fixed charges and earnings to fixed charges and preferred dividends.

For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

RISK FACTORS

Your investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of the depositary shares, you should carefully consider the following risk factors, which are specific to the Preferred Stock and depositary shares being offered, as well as the risks, uncertainties and other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our financial statements and the notes thereto, before deciding whether an investment in the depositary shares is suitable for you. The depositary shares are not an appropriate investment for you if you are not knowledgeable about significant features of the depositary shares, the Preferred Stock or financial matters in general. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the depositary shares and the Preferred Stock could decline substantially.

Risks Related to the Depositary Shares and Preferred Stock

You are making an investment decision about both the depositary shares and the Preferred Stock, which are different securities.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying base prospectus regarding both of these securities because their rights and privileges are different.

Our ability to pay dividends on the Preferred Stock may be limited by federal regulatory considerations.

As a bank holding company, our ability to declare and pay dividends is primarily dependent on the receipt of dividends and other distributions from our subsidiaries. The principal source of our liquidity is dividends from the Bank, our sole insured depositary institution subsidiary, which is subject to various statutory and regulatory limitations on the ability to pay dividends or make other capital distributions. The amount available for dividend payments by the Bank to the Company without prior regulatory approval was approximately $91.3 million at December 31, 2012.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” requires federal banking agencies to establish more stringent risk-based capital requirements and leverage limits applicable to banks and bank holding companies. In June 2012, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency issued three notices of proposed rulemaking, including a joint notice of proposed rulemaking, or the “Notice of Proposed Rulemaking,” addressing, among other matters, Section 171 of the Dodd-Frank Act and the agreement reached with the Basel Committee on Banking Supervision, which is commonly referred to as “Basel III.” The Notice of Proposed Rulemaking set forth the proposed criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments only be paid out of the banking organization’s net income and retained earnings. Until the final rules are issued, we cannot predict the Notice of Proposed Rulemaking’s actual effect on us. These requirements, and any other new regulations or capital distribution constraints, could adversely affect our ability to pay dividends on the Preferred Stock and therefore your ability to receive distributions on the depositary shares.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are equity interests in Boston Private and do not constitute indebtedness. This means that the depositary shares, which represent proportional fractional interests in the shares of Preferred Stock, will rank junior to all existing and future indebtedness and other non-equity claims on Boston Private with respect to assets available to satisfy claims on Boston Private, including in a liquidation of Boston Private. As of December 31, 2012, Boston Private’s total liabilities were approximately $5.8 billion, and we may incur additional indebtedness in the future. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. Further, the Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Risk Factors—Holders of the Preferred Stock and the depositary shares will have limited voting rights.”

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

We may in the future create and issue additional shares of preferred stock ranking senior to the Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Preferred Stock and other parity stock entitled to vote thereon. The terms of any of our future preferred stock which by its terms is expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. This could result in dividends on the Preferred Stock not being paid.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period. As a bank holding company, our ability to declare and pay dividends is also dependent on certain federal regulatory considerations.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (i) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (ii) dividends do not cumulate if they are not declared and (iii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2018, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event. In addition, our right to redeem the Preferred Stock is subject to limitations established by the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need prior regulatory approval to redeem the Preferred Stock. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

We may be able to redeem the Preferred Stock before June 15, 2018.

In addition to our ability to redeem the Preferred Stock on any dividend payment date on or after June 15, 2018, we may redeem the Preferred Stock at any time after it is issued upon the occurrence of certain events involving the capital treatment of the Preferred Stock if we determine in good faith that a “regulatory capital treatment event” has occurred. This redemption would be subject to the prior approval of the Federal Reserve. See “Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event.”

It is possible that the Preferred Stock may not satisfy the proposed criteria for Tier 1 capital instruments consistent with Basel III as set forth in the final rules adopted. As a result, in addition to other circumstances that may constitute a regulatory capital treatment event, if the Federal Reserve revises and replaces its current capital rules with the proposed risk-based and leverage capital requirements set forth in the final rules adopted, a “regulatory capital treatment event” could occur whereby we would have the right, subject to prior approval of the appropriate federal banking agency, to redeem the Preferred Stock in accordance with its terms prior to June 15, 2018 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared).

If we are deferring payments on our outstanding junior subordinated debentures or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on our preferred stock, including the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment on the Preferred Stock, if an event of default under the indentures governing those junior subordinated debentures has occurred and is continuing or at any time when we have deferred payment of interest on those junior subordinated debentures.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have voting rights only with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock, certain dividend non-payments and as otherwise required by law, as described under “Description of Preferred Stock—Voting Rights.” Moreover, holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Preferred Stock.

We cannot assure you that a liquid trading market for the depositary shares will develop and you may find it difficult to sell any of the depositary shares you hold.

The depositary shares are a new issue of securities with no established trading market. We have applied to list the depositary shares on NASDAQ. While we expect trading of the depositary shares on NASDAQ to begin within a 30-day period after the initial issuance date of the depositary shares, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares and such market may not provide sufficient liquidity. Because the depositary shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. We cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Factors that might influence the market prices of the depositary shares include:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our creditworthiness;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	prevailing interest rates;

•	the market for similar securities; and

•	economic, financial, geopolitical, legislative, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of depositors and other creditors of our subsidiaries, except to the extent that any of our claims as a creditor of our subsidiaries may be recognized. As a result, the Preferred Stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. At December 31, 2012, our subsidiaries’ total deposits were approximately $5.1 billion, including $194.1 million of deposits held for sale, and our subsidiaries’ total borrowings were $524.4 million.

Under the Bank Holding Company Act of 1956, as amended, and the Dodd-Frank Act, a bank holding company is required to act as a source of financial strength for its subsidiary bank. As a result of this statutory regulation, the Federal Reserve may require us to commit resources to our subsidiary bank, even when doing so is not otherwise in the interests of Boston Private or its shareholders or creditors.

Holders of depositary shares may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax

Considerations.” If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

Offerings of debt, which are senior to our Preferred Stock upon liquidation, may adversely affect the market price of our depositary shares.

We may desire or, as a regulated financial institution, be required in the future to increase our capital resources or liquidity through additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities, lenders with respect to other borrowings and holders of any future preferred stock ranking senior to the Preferred Stock will receive distributions of our available assets prior to the holders of our Preferred Stock and depositary shares, and holders of any future preferred stock ranking on parity with the Preferred Stock as to liquidation will share ratably in any distributions upon liquidation, thereby reducing the amounts potentially payable in respect of the Preferred Stock upon liquidation.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $        , after deducting underwriting discount and commissions and offering expenses. We expect to use the net proceeds from the sale of our depositary shares to repurchase all of the outstanding shares of our Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock held by BP Holdco, L.P. under a share repurchase agreement we entered into on the date of this prospectus supplement.

CAPITALIZATION

The following table sets forth Boston Private’s consolidated capitalization and deposits as of December 31, 2012, on an actual basis and on an adjusted basis giving effect to the net proceeds of $        million from the issuance and sale of the depositary shares offered hereby after deduction of the underwriting discount and commissions and underwriting expenses and the repurchase of the Series B Preferred Stock. You should read the following table together with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Dec 31, 2012
	Actual	Pro Forma As adjusted

	(In thousands, except share and per share data)
Deposits and Borrowings
Deposits	$4,885,059	$4,885,059
Deposits held for sale	194,084	194,084
Securities sold under agreements to repurchase	116,319	116,319
Federal Home Loan Bank borrowings	408,121	408,121
Junior subordinated debentures	143,647	143,647

Total deposits and borrowings	5,747,230	5,747,230

Redeemable Noncontrolling Interests	19,287	19,287

Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 401 shares at December 31, 2012; liquidation value: $100,000 per share	58,089
Series D: no shares issued and outstanding on an actual basis; shares issued and outstanding on an as adjusted basis; liquidation preference: $1,000 per share
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 78,743,518 shares at December 31, 2012	78,744	78,744
Additional paid-in capital	640,891
Accumulated deficit	(176,746)	(176,746)
Accumulated other comprehensive income	2,124	2,124

Total shareholders’ equity	603,102

Total capitalization	$6,369,619

DESCRIPTION OF PREFERRED STOCK

The depositary will be the sole holder of the Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of the depositary shares representing the Preferred Stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Preferred Stock, as described under “Description of Depositary Shares.”

This summary contains a description of the material terms of the Preferred Stock, and it is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Articles of Organization, as amended, including the certificate of designations creating the Preferred Stock, and the applicable provisions of the Massachusetts Business Corporation Act and federal law governing bank holding companies.

General

Under our articles of organization, we are authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share. As of April 16, 2013, approximately 401 shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, $1.00 par value (“Series B Preferred Stock”), and no shares of Series B-1 Non-Cumulative Perpetual Contingent Preferred Stock, $1.00 par value (“Series B-1 Preferred Stock”), were issued and outstanding.

Subject to limitations of the Massachusetts Business Corporation Act and our articles of organization and by-laws, the board of directors may determine the number of shares constituting each class or series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that class or series. These may include provisions concerning voting rights, dividends, redemption rights, dissolution or the distribution of assets, conversion or exchange and other subjects or matters as may be fixed by resolution of the board of directors. Our board of directors is authorized to issue, without shareholder approval, shares of preferred stock from time to time in one or more classes or one or more series of stock within any class.

The Preferred Stock represents a single series of our authorized preferred stock. We are offering              depositary shares, representing              shares of the Preferred Stock in the aggregate, by this prospectus supplement. Upon issuance against full payment of the purchase price for the depositary shares, the shares of the Preferred Stock will be validly issued, fully paid and nonassessable. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in “Description of Depositary Shares” in this prospectus supplement.

We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock and related depositary shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Preferred Stock; provided that any such additional shares of Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code and such additional shares of Preferred Stock are otherwise treated as fungible with the Preferred Stock offered hereby for U.S. federal income tax purposes. In the event we issue additional shares of Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. The additional shares of Preferred Stock and the related depositary shares would form a single series with the Preferred Stock and depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase. The Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Ranking

The Preferred Stock will rank, as to the payment of dividends and/or distribution of assets upon our liquidation, dissolution, or winding-up:

•

senior to our common stock and any other class or series of shares we may issue in the future ranking junior to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up;

•

equally with Series B Preferred Stock, Series B-1 Preferred Stock and any series of preferred stock we may issue in the future ranking equal to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up; and

•

junior to any series of preferred stock we may issue in the future ranking senior to the Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding-up, and to all of our existing and future debt obligations.

We expect to use the net proceeds from this offering to repurchase all of the outstanding shares of our Series B Preferred Stock, after which we expect the Series B Preferred Stock and the Series B-1 Preferred Stock to be retired.

Dividends

Holders of the Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of the board out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share) from and including the date of original issuance, at a rate of % per annum. Dividends on the Preferred Stock will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on June 15, 2013, with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date. Dividends will be payable to holders of record at 5:00 p.m., New York City time, on the 15th calendar day before such dividend payment date or such other record date not more than 60 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors or a duly authorized committee of the board in advance of payment of each particular dividend.

A dividend period for the Preferred Stock is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period of the Preferred Stock issued as part of this offering will commence on and include the date we first issue shares of Preferred Stock. The dividend payable per share of Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If a dividend payment date is not a business day, the appropriate dividend will be paid on the first business day following that day without adjustment. A “business day” means each weekday on which banking institutions in New York, New York, are not authorized or obligated by law, regulation or executive order to close.

Dividends on the Preferred Stock will not be cumulative and will not be mandatory. If dividends are not declared on the Preferred Stock for payment on any dividend payment date, those dividends will not accumulate or be payable and will cease to accrue, and we will have no obligation to pay a dividend for that dividend period on the applicable dividend payment date or at any time in the future, whether or not our board of directors or a duly authorized committee of the board declares a dividend on the Preferred Stock or any other series of our preferred stock or common stock for any future dividend period.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

Dividends on any shares of Preferred Stock called for redemption will cease to accrue on the redemption date for such shares or upon such earlier date as is specified below under “—Redemption—Procedures.”

During any dividend period, so long as any share of Preferred Stock remains outstanding and except as otherwise provided in the next succeeding paragraph, (i) no dividend may be paid, declared or set apart for any payment on and no distribution shall be made on any Series D Junior Stock (as defined below) (other than a dividend payable solely in stock that ranks junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up) and (ii) no shares of Series D Junior Stock or Series D Parity Stock (as defined below) shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless full dividends on all outstanding shares of the Preferred Stock for the most recently completed quarterly dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment) and any prior redemption requirements with respect to shares of the Preferred Stock have been complied with. As used in this prospectus supplement, “Series D Junior Stock” refers to our common stock and any other class or series of our capital stock over which the Preferred Stock has preference or priority in the payment of current dividends. As used in this prospectus supplement, “Series D Parity Stock” means any other class or series of our capital stock that ranks on parity with the Preferred Stock in the payment of current dividends.

The limitations on dividends and other distributions described in the paragraph above shall not apply to:

•	redemptions, purchases or other acquisitions of shares of Series D Junior Stock in connection with the administration of any employee incentive or benefit plan of the Company or any subsidiary;

•	redemptions, purchases or other acquisitions of shares of Series B Preferred Stock or Series B-1 Preferred Stock;

•	any dividends or distributions of rights or Series D Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

•

the acquisition by us or any of our subsidiaries of record ownership in Series D Junior Stock or Series D Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians;

•

the exchange or conversion of (i) Series D Junior Stock for or into other Series D Junior Stock or (ii) Series D Parity Stock for or into other Series D Parity Stock (with the same or lesser aggregate liquidation preference) or Series D Junior Stock, and, in each case, the payment of cash solely in lieu of fractional shares; and

•	purchases or acquisitions of shares of any Series D Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock.

When dividends are not paid in full upon the shares of Preferred Stock and any Series D Parity Stock, all dividends declared upon shares of the Preferred Stock and all Series D Parity Stock shall be shared ratably by the holders of Preferred Stock and any Series D Parity Stock, based on the ratio between the then-current dividends due on shares of Preferred Stock and (i) in the case of any series of non-cumulative Series D Parity Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative Series D Parity Stock, the aggregate of the current and unpaid dividends and any accumulated and unpaid dividends due on such series of preferred stock.

To the extent a dividend period with respect to any Series D Parity Stock coincides with more than one dividend period with respect to the Preferred Stock, for purposes of the preceding three paragraphs the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Preferred Stock or in any other manner that it deems to be fair and equitable.

Subject to the restrictions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the Preferred Stock will not be entitled to participate in those dividends.

Redemption

The Preferred Stock will not be subject to any mandatory redemption, sinking fund, or other similar provisions. Neither the holders of Preferred Stock nor holders of the depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Optional Redemption

We may redeem shares of the Preferred Stock at our option on any dividend payment date on or after June 15, 2018, in whole or in part, from time to time, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption for prior dividend periods and accrued but unpaid dividends (whether or not declared) for the then-current dividend period prior to but excluding the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital or other guidelines or regulations of the Federal Reserve applicable to the redemption of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Preferred Stock at our option at any time within 90 days following a regulatory capital treatment event (as defined below), in whole but not in part, at a price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends for prior dividend periods and accrued but unpaid dividends (whether or not declared) for the then-current dividend period prior to but excluding the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital or other guidelines or regulations of the Federal Reserve applicable to the redemption of the Preferred Stock.

A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws, regulations or guidelines of the United States or any political subdivision of the United States, or any agency or instrumentality thereof that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws, regulations or guidelines that is announced or becomes effective after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, regulations or guidelines that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Preferred Stock (equivalent to $25 per depositary share) then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Procedures

If we redeem shares of the Preferred Stock, we will provide notice by first class mail (or, if the Preferred Stock is issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility) to the holders of record of the shares of Preferred Stock to be redeemed. Such notice will be provided not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•

if the shares of the Preferred Stock are evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

In case of any redemption of only part of the shares of Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as our board of directors or a duly authorized committee of the board may determine to be fair and equitable. Subject to the provisions hereof, our board of directors or a duly authorized committee of the board shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

If notice of redemption has been duly given and if on or before the redemption date specified in the notice we have set aside all funds necessary for the redemption, in trust with a bank or trust company appointed and acting as our transfer agent, for the pro rata benefit of the holders of record of the shares called for redemption then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall cease and terminate on such redemption date, except the right of the holders thereof to receive the amount payable on such redemption from the funds set aside in trust, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to Boston Private, after which time the holders of the shares so called for redemption may look only to Boston Private for payment of the redemption price of such shares.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock will be entitled to receive liquidating distributions of $1,000 per share (equivalent to $25 per depositary share), together with an amount equal to all dividends (if any) that have been declared on the Preferred Stock but not paid, without accumulation of any undeclared dividends, prior to such date of payment, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Preferred Stock and any stock having the same rank as the Preferred Stock with respect to the distribution of assets, the holders of the Preferred Stock and that other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). After the holders of the Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets, and the holders of our junior stock shall be entitled to receive all remaining assets of Boston Private according to their respective rights and preferences.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Neither the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

The Preferred Stock will have no voting rights, except as provided below or as otherwise specifically required by Massachusetts law. On any matter in which holders of Preferred Stock are entitled to vote, including when acting by written consent , each holder of Preferred Stock will have one vote per $25.00 of liquidation preference (excluding amounts in respect of accumulated and unpaid dividends).

Right to Elect Two Directors upon a Nonpayment Event

Whenever dividends payable on the shares of Preferred Stock (whether or not declared) have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (a “Nonpayment Event”), the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (“Voting Parity Stock”), voting together as a class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors, which we refer to as “Preferred Stock Directors,” to fill such newly created directorships. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Preferred Stock and any Voting Parity Stock shall be entitled to vote for the election of Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our shareholders, in which event such election shall be held only at such next annual or special meeting of shareholders), and subsequently at each annual meeting of our shareholders. Any request to call a special meeting for the initial election of Preferred Stock Directors after a Nonpayment Event must be made by written notice, signed by the requisite holders of Preferred Stock and/or Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our articles of organization or bylaws or by applicable law. If our Secretary fails to call a special meeting for the election of Preferred Stock Directors within 20 days of receiving proper notice, any holder of Preferred Stock may call such a meeting at our expense solely for the election of Preferred Stock Directors. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders if such office shall not have been previously terminated as below provided.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Preferred Stock and Voting Parity Stock, representing at least a majority of the combined liquidation preference of the Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the then-remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Preferred Stock to elect Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Nonpayment Event), and, if and when any rights of the holders of Preferred Stock and Voting Parity Stock to elect Preferred Stock Directors have terminated, the terms of office of all Preferred Stock Directors will immediately terminate; the number of directors constituting our board of directors will automatically be reduced accordingly.

Under regulations and interpretations adopted by the Federal Reserve and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Other Voting Rights

So long as any shares of Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:

•

any amendment, alteration or repeal of any provision of our articles of organization (including the certificate of designations creating the Preferred Stock), or bylaws that would significantly and adversely affect the designations, preferences, limitations or relative rights of the Preferred Stock (provided that any amendment to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up shall not be deemed to significantly and adversely affect the designations, preferences, limitations or relative rights of the Preferred Stock);

•

any amendment or alteration of our articles of organization to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

•

any consummation of a binding share exchange or reclassification involving the Preferred Stock, or of a merger or consolidation of Boston Private with or into another corporation or other entity, unless (x) the shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Boston Private is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or other entity or of an entity controlling such surviving corporation or other entity that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (y) the shares of Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock.

The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive rights. The Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depositary, Computershare Inc. and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the accompanying base prospectus.

If we re-open the series and issue additional shares of Preferred Stock, we would issue additional depositary shares representing such Preferred Stock. The additional depositary shares would form a single series with the depositary shares offered hereby.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines, after consulting with us, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale of such property and distribution of the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends for prior dividend periods and any accrued and unpaid dividends (whether or not declared) for the then-current dividend period prior to, but excluding, the applicable redemption date.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata, by lot or in such other manner determined by the depositary to be equitable. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Listing

We have applied to list the depositary shares on NASDAQ under the symbol “BPFHP.” If the application is approved, trading of the depositary shares on NASDAQ is expected to commence within 30 days after the original issuance date of the depositary shares.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The Preferred Stock will be issued in registered form to the depositary.

The Deposit Agreement

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by holders of at least two-thirds of such depositary shares then outstanding.

The Deposit Agreement may be terminated by us upon not less than 60 days’ prior written notice to the depositary. The Deposit Agreement will terminate automatically if:

•	all outstanding depositary shares have been redeemed; or

•

there has been made a final distribution in respect of the Preferred Stock in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

BOOK-ENTRY ISSUANCE

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for The Depository Trust Company, New York, New York (“DTC”), or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Euroclear and Clearstream. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

•	Will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	Will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts; and

•

Will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated under the Code, judicial decisions and administrative rulings and published positions of the United States Internal Revenue Service (the “IRS”), each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax.

The discussion is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of depositary shares in light of their particular circumstances and does not apply to taxpayers subject to special rules under the U.S. federal income tax laws, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, dealers in securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that purchase or dispose of depositary shares as part of a wash sale and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor.

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding depositary shares should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions

Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a noncorporate U.S. holder, dividends paid to you that constitute “qualified dividend income” will be taxable to you at a maximum rate of 20%, provided that you hold your depositary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your depositary shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are a U.S. holder taxed as a corporation, except as described in the remainder of this subsection, dividends paid to you would generally be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the depositary shares is greater than or equal to the amount of such distribution. However, you would be required to reduce your tax basis (but not below zero) in the depositary shares by the amount of such distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the depositary shares. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

A corporate U.S. holder may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if it is so entitled, may be subject to special rules in respect of its ownership of the depositary shares. In addition to other applicable rules, prospective corporate investors in depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

If you are a corporate U.S. holder, you will be required to reduce your tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if you have not held your depositary shares for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the depositary shares generally would be a dividend that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on the depositary shares is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the depositary shares for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the Company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. holders should consult their tax advisors with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of the depositary shares in your particular circumstances.

Dispositions

A U.S. holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than a redemption) of the depositary shares in an amount equal to the difference, if any, between (a) the amount realized upon the sale or exchange and (b) such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to significant limitations.

If we redeem depositary shares held by a U.S. holder, it generally would be a taxable event. A U.S. holder would be treated as if it had sold or exchanged its depositary shares in a taxable transaction if the redemption:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem depositary shares in a redemption that meets one of the tests described above, a U.S. holder generally would recognize taxable gain or loss equal to the difference, if any, between (a) the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received and (b) such U.S. holder’s adjusted tax basis in the depositary shares redeemed. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property (other than stock of us or a successor to us) received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the depositary shares and thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisor regarding the allocation of their basis in the redeemed and remaining depositary shares.

Information Reporting and Backup Withholding on U.S. Holders

Dividend payments or other taxable distributions made to U.S. holders with respect to their depositary shares, as well as the payment of proceeds from the sale or redemption of a U.S. holder’s depositary shares that are made within the United States, will generally be subject to information reporting. Additionally, such payments may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

If a U.S. holder sells its depositary shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to such U.S. holder outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a U.S. holder sells its depositary shares through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

This discussion in this section is addressed to a non-U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Dividends

Except as described below, dividends (for U.S. federal income tax purposes) paid to a non-U.S. holder in respect of depositary shares generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the

United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or another payor with a properly executed IRS Form W-8BEN prior to the distribution date. Non-U.S. holders eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends (for U.S. federal income tax purposes) paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Dispositions

Subject to the discussion below under “—Information Reporting and Backup Withholding on Non-U.S. Holders” and “—Withholdable Payments to Foreign Financial Entities and Other Foreign Entities,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of depositary shares unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period, and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of Preferred Stock underlying the depositary shares and is not eligible for any treaty exemption.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

We have not been, are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding on Non-U.S. Holders

Generally, we and other payors must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to such dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides us or another payor with a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under the Hiring Incentives to Restore Employment Act of 2010, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-United States persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include United States-source dividends and the gross proceeds from the sale or other disposition of stock that can produce United States-source dividends. You could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Under final regulations released by the U.S. Treasury Department on January 17, 2013, withholding would not apply to payments of dividends before January 1, 2014, and to payments of gross proceeds from a sale or other disposition of Preferred Stock before January 1, 2017.

CERTAIN ERISA CONSIDERATIONS

The depositary shares may be acquired and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of the depositary shares is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any laws that are similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code, must also determine that its purchase and holding of the depositary shares do not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any applicable similar law. Each holder of the depositary shares who is subject to Section 406 of ERISA, Section 4975 of the Code or any similar law (“Plan Investor”) will be deemed to have represented by its acquisition and holding of the depositary shares that its acquisition and holding of the depositary shares does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any applicable similar law. The sale of the depositary shares to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares on behalf of, or with the assets of, any Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the depositary shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of depositary shares indicated in the following table.

Underwriters	Number of Depositary Shares
Goldman, Sachs & Co
Keefe, Bruyette & Woods, Inc
Total

The underwriters are committed to take and pay for all of the depositary shares being offered, if any are taken.

The following table shows the per depositary share and total underwriting discount and commissions to be paid to the underwriters by us.

Payable by the Company
Per Depositary Share	$
Total	$

Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. After the initial offering of the depositary shares, the representatives may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their securities substantially similar to the Preferred Stock or the related depositary shares, including any securities convertible into or exchangeable for shares of Preferred Stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus is only being distributed to and is only directed at (1) persons who are outside the United Kingdom, or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as ‘‘relevant persons.’’ The depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

The shares may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

We estimate that the total expenses of the offering, excluding underwriting discount and commissions, will be approximately $        .

It is expected that delivery of the depositary shares will be made to investors on or about                     , 2013, which will be the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

VALIDITY OF THE SECURITIES

The validity of the Preferred Stock and the depositary shares offered hereby will be passed upon for us by Goodwin Procter LLP. The underwriters will be represented by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Boston Private Financial Holdings, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$225,000,000

Boston Private Financial Holdings, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Units

We may offer and sell from time to time, separately or together, in multiple series or in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and units, up to a maximum aggregate offering price of $225,000,000.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the trading symbol “BPFH.” The last reported sale price of the common stock on January 3, 2013 was $9.39 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” on page 4.

The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is January 17, 2013.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, in any related prospectus and in information incorporated by reference into this prospectus and any related prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors referenced herein under the section captioned “Risk Factors”; adverse conditions in the capital and debt markets and the impact of such conditions on our private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers’ ability to service and repay our loans; changes the value of the securities in our investment portfolio; changes in loan default and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; the risk that goodwill and intangibles recorded in our financial statements will become impaired; and changes in assumptions used in making such forward-looking statements; as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings submitted to the SEC. Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “Boston Private,” the “Company,” “we,” “our,” and “us” refer to Boston Private Financial Holdings, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the “Bank” refers to Boston Private Bank & Trust Company; the “Investment Managers” refers to Dalton, Greiner, Hartman, Maher & Co., LLC and Anchor Capital Holdings, LLC; and the “Wealth Advisors” refers to KLS Professional Advisors Group, LLC and Bingham, Osborn & Scarborough, LLC. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Boston Private Financial Holdings, Inc.

We were incorporated on September 2, 1987, under the laws of The Commonwealth of Massachusetts. On July 1, 1988, we registered with the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the “BHC Act.” We are a wealth management company that offers a full range of wealth management services to high net worth individuals, families, businesses, and select institutions through our three functional segments: Private Banking, Investment Management and Wealth Advisory. We seek to capitalize on growth in the wealth management sector by targeting affluent regions and offering localized service. We believe the high net worth market continues to be characterized by attractive demographics because of the strong rate of growth expected over the next decade in the number of high net worth individuals, growth in assets controlled by high net worth individuals, and the significant transition of wealth between generations. Our clients have complex financial situations and we seek to be their trusted advisor by offering wealth management solutions through a high-touch, relationship-driven approach.

Our approach to the wealth management market is to create a financial umbrella that helps to preserve, grow, and transfer assets over the financial lifetime of a client through three financial disciplines that correspond to our functional segments: private banking, investment management and wealth advisory. We conduct substantially all of our business through our three functional segments. Each functional segment reflects the services provided by us to a distinct segment of the wealth management markets as described below.

Our consolidated financial statements include our accounts and those of our wholly-owned and majority-owned subsidiaries, which we also refer to as our “consolidated affiliate partners.” Our bank affiliate is a wholly-owned subsidiary and, with the exception of KLS Professional Advisors Group, LLC, which became wholly-owned as of January 2010, our other investment management and wealth advisory affiliates are majority-owned. These majority-owned subsidiaries are consolidated in accordance with accounting principles generally accepted in the United States, or “GAAP.” The non-controlling interests are generally held by individuals who owned and ran the businesses prior to acquisition by us and who continue to be actively involved in those businesses.

Private Banking. The Private Banking segment consists of Boston Private Bank & Trust Company, chartered by The Commonwealth of Massachusetts. On May 27, 2011, we merged three wholly-owned banking affiliates—Borel Private Bank & Trust Company and First Private Bank & Trust, both California state chartered banks; and Charter Private Bank, a Washington state chartered bank—into the Bank. The Bank’s deposits are insured by the FDIC. The Bank pursues private banking and community-oriented business strategies in its operating regions. The Bank is principally engaged in providing banking and a variety of other fiduciary services including investment management, advisory, and administrative services to high net worth individuals, their families, small and medium-sized businesses and professionals. In addition, the Bank offers their clients a broad range of deposit and lending products. The specific mix of products, services and clientele can vary from affiliate to affiliate.

Investment Management. The Investment Management segment has two consolidated affiliate partners—Dalton, Greiner, Hartman, Maher & Co., LLC, a registered investment adviser, and Anchor Capital Holdings, LLC, which is the parent company of Anchor Capital Advisors LLC a registered investment adviser and, as of January 1, 2013, the surviving entity of a merger with affiliate Anchor/Russell Capital Advisors LLC. The Investment Managers serve the needs of pension funds, endowments, trusts, foundations and select institutions, mutual funds and high net worth individuals and their families throughout the United States and abroad. The Investment Managers specialize in value-driven equity portfolios with products across the capitalization spectrum. The specific mix of products, services and clientele varies among affiliates. The Investment Managers are located in New England and New York, with one affiliate administrative office in South Florida.

Wealth Advisory. The Wealth Advisory segment has two consolidated affiliate partners—KLS Professional Advisors Group, LLC and Bingham, Osborn & Scarborough, LLC, both of which are wealth management firms and registered investment advisers. The Wealth Advisors provide comprehensive, planning-based financial strategies to high net worth individuals and their families, and non-profit institutions. The firms offer fee-only financial planning, tax planning and preparation, estate and insurance planning, retirement planning, charitable planning and intergenerational giving planning. The Wealth Advisors manage investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. The Wealth Advisors are located in New York and California.

Our core strategy is to offer financial services to the high net worth market, with a particular emphasis on the newly affluent, at each stage of the typical financial life cycle. In the early stages, these services typically involve forms of debt products, including residential “jumbo” mortgages or commercial loans to privately owned businesses. In the latter stages, we offer asset management services and, in between, we offer financial planning services such as tax planning, estate planning, and asset allocation consulting. We believe that our affluent clients respond to localized relationship management and take comfort in having their trusted financial advisor within close proximity. By keeping local management in place and giving them the autonomy to run their businesses with centralized support and oversight from our management team, we maintain the benefit of an affiliate’s local reputation while leveraging our expertise. Through this strategy, we believe our affiliates are better able to build high-touch, service-oriented relationships with our clients.

Our address is Ten Post Office Square, Boston, Massachusetts 02109 and our telephone number at that location is (617) 912-1900. You can find additional information regarding Boston Private in its filings with the SEC referenced in the section of this document titled “Where You Can Find More Information”.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we otherwise specify in a supplement to this prospectus, we intend to use the net proceeds from our sale of the securities covered by this prospectus for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in the Bank and our other subsidiaries as regulatory capital; financing possible investments or acquisition; expansion of the business; and investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred dividends for the periods shown.

	Nine months ended September 30, 2012	2011	2010	2009	2008	2007
Ratios of earnings to fixed charges
Including interest on deposits	2.42	1.87	0.62	1.15	(0.53)	1.02
Excluding interest on deposits	3.28	2.53	0.32	1.28	(1.89)	1.07

Ratios of earnings to fixed charges and preferred dividends
Including interest on deposits	2.40	1.86	0.57	1.08	(0.52)	1.02
Excluding interest on deposits	3.24	2.50	0.28	1.14	(1.87)	1.07

For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits. The aggregate deficiency during the twelve months ended December 31, 2008, including and excluding interest on deposits, was $264.0 million for earnings to fixed charges and $265.1 million for earnings to fixed charges and preferred dividends.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, the preferred stock, the senior debt securities, the subordinated debt securities, the depositary shares, the warrants, the stock purchase contracts, and the units that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, between us and a trustee. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under a separate indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to a trustee under any senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of forms of the indentures as exhibits to our registration statement, of which this prospectus is a part. The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. If you would like additional information, or if you do not fully understand a term or the way we use it in this prospectus, you should read the forms of indentures and the forms of debt securities. Except as otherwise indicated, the terms of the forms of indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities we issue under the indentures.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our bank subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

•	provide that the debt securities will be unsecured.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustees with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates at which the debt securities will bear interest, if any, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	if other than denominations of $1,000 or an even multiple of $1,000, the denominations in which the debt securities will be issued;

•

whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

if less than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon a declaration of the acceleration of the maturity of such debt securities;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Massachusetts Business Corporation Act nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Massachusetts cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period we hold the funds.

Registration and Transfer

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but either the trustee or we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee shall be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Below is a summary of certain covenants we are required to observe under the indentures.

Payment of Principal, Premium and Interest. The indentures require us, with respect to each series of debt securities, to duly and punctually pay the principal of (and premium or make-whole amounts, if any) and interest on the debt securities of that series in accordance with the terms of the debt securities and the applicable indenture.

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of Taxes and Other Claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The indentures require us to file with the trustee, within 15 days of each of the respective dates by which we file with the SEC, copies of the annual reports, quarterly reports, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Additional Covenants. The indentures include certain other covenants, including covenants requiring us to maintain our property in good condition and hold money for payment on the debt securities in trust for holders under certain circumstances. Additionally, the applicable prospectus supplement will set forth any other covenants applicable to us under any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of (or any premium or make-whole amount, if any, on) any debt security of such series at its maturity;

•	default in deposit of any sinking fund payment as required for any debt security of such series;

•

default in the performance or breach of any of our covenants or warranties contained in the applicable indenture continuing for 60 days after written notice to us as provided in the applicable indenture;

•

a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money we or any of our subsidiaries borrowed in an aggregate principal amount outstanding of at least $30,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our significant subsidiary; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have paid or deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest; or

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

We may modify and amend the indentures only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under the applicable indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and the trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series; and

•	to make provisions with respect to holders’ rights of conversion with respect to any series of debt securities.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depositary receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depositary receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean no longer using:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include our obligation, if any, to permit the conversion of the debt securities of such series into our common stock or preferred stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any applicable limitations on the ownership or transferability of common stock or preferred stock receivable on conversion, and any requirements relative to the reservation of such shares for purposes of conversion.

Unless otherwise provided in the applicable prospectus supplement, the holder of debt securities convertible into our common stock will have the right, exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock as specified in the prospectus supplement, at the conversion rate per principal amount set forth in the prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the business day immediately preceding the redemption date, unless we default in making the payment due upon redemption, in which case such conversion right shall terminate on the date we cure such default.

Unless otherwise provided in the applicable prospectus supplement, for each series of convertible debt securities, the conversion price will be subject to adjustments as a result of:

•

the payment or making of a dividend or distribution on our common stock exclusively in common stock or on any other class of capital stock, which dividend or distribution includes common stock of our company;

•

the issuance to all holders of common stock of rights or warrants entitling holders to subscribe for or purchase shares of common stock at a price per share less than the current market price per share;

•	subdivisions and combinations of common stock; and

•	the distribution to all holders of common stock of:

•	evidences of our indebtedness;

•	shares of our capital stock other than common stock or assets other than cash dividends paid from current or retained earnings; or

•	certain other subscription rights or warrants other than those referred to above.

In any event, no adjustment of the conversion price will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price. We will not issue any fractional shares of common stock upon conversion, but instead, we will pay a cash adjustment.

Subordination of Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of us and our subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our common stock.

General

Under our charter, we have authority, without further shareholder action, to provide for the issuance of up to 170,000,000 shares of common stock, par value $1.00 per share. We may amend our charter from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our stock entitled to vote.

As of January 3, 2013, we had 78,743,518 shares of common stock issued and outstanding. Our common stock is listed on NASDAQ under the symbol “BPFH.”

Dividends

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by our board of directors, out of assets that we may legally use to pay dividends.

Our ability to pay dividends on our common stock:

•	depends primarily upon the ability of our subsidiaries, including the Bank, to pay dividends or otherwise transfer funds to us;

•	is subject to policies established by the Federal Reserve and Massachusetts banking law; and

•

is also limited by the terms of a series of outstanding convertible trust preferred securities of BPFH Capital Trust I, which generally prohibit us from issuing dividends in the event that we default under certain of our obligations under such securities.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director.

Preemptive Rights

Holders of our common stock do not have preemptive rights under the Massachusetts Business Corporation Act, or our articles of organization or by-laws.

Liquidation/Dissolution Rights

In the event we are liquidated, dissolved or our affairs are wound up, and subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after we pay or make adequate provision for all of our debts and liabilities.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare, Inc., in Canton, Massachusetts.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

General

Under our charter, we are authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share. As of January 3, 2013, 401 shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, $1.00 par value, and 0 shares of Series B-1 Non-Cumulative Perpetual Contingent Preferred Stock, $1.00 par value, were issued and outstanding.

Subject to limitations of the Massachusetts Business Corporation Act and our articles and by-laws, the board may determine the number of shares constituting each class or series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that class or series. These may include provisions concerning voting rights, dividends, redemption rights, dissolution or the distribution of assets, conversion or exchange and other subjects or matters as may be fixed by resolution of the board. Our board of directors is authorized to issue, without shareholder approval, shares of preferred stock from time to time in one or more classes or one or more series of stock within any class.

Terms

You should refer to the prospectus supplement relating to the offering of a class or series of preferred stock or the Certificate of Vote designating the class or series of preferred stock for the specific terms of that class or series, including:

•	the distinctive class or serial designation and the number of shares constituting such class or series;

•

the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of the shares of such class or series;

•	whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

•	the amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•

whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•

whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	the price or other consideration for which the shares of such class or series shall be issued;

•

whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

•	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our board of directors may deem advisable.

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.

We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal of Preferred Stock

If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

Redemption of Deposited Preferred Stock

If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Voting of Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for U.S. federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•

the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the depositary and us. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;

•	the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

•	the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United States federal income tax considerations;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Common Stock Warrant Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•

the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such capital stock rights, at less than the current market price; and

•

the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•

after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such common stock warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such common stock warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as provided in the prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of debt securities or our preferred stock or in exchange for our debt securities. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Boston Private Financial Holdings, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 000-17089. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 13, 2012;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 31, 2012, filed on May 8, 2012, August 7, 2012 and November 8, 2012, respectively;

•

Current Reports on Form 8-K, filed on January 26, 2012, February 6, 2012, February 29, 2012, April 4, 2012, April 25, 2012, May 2, 2012, May 21, 2012, July 18, 2012, July 20, 2012, August 20, 2012, August 22, 2012, September 20, 2012, October 3, 2012, October 17, 2012 (as amended on Form 8-K/A on October 18, 2012), October 22, 2012, November 2, 2012, and December 17, 2012;

•	Portions of our Proxy Statement filed on April 2, 2012 that have been incorporated by reference into our Annual Report on Form 10-K; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed on July 27, 1988, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Corporate Secretary. Our telephone number is (617) 912-1900.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 (the “Securities Act”) that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.bostonprivate.com . We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Corporate Secretary.

Depositary Shares Each Representing a 1/40th

Interest in a Share of     % Non-Cumulative Perpetual

Preferred Stock, Series D

Boston Private Financial Holdings, Inc.

Goldman, Sachs & Co.

Keefe, Bruyette & Woods

                                                 A Stifel Company